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                                                                    Exhibit 99.2

This is a form of a material change report required under Section 85(1) of the Securities Act and Section 151 of the Securities Rules.

                                    FORM 27

                                 SECURITIES ACT

             MATERIAL CHANGE REPORT UNDER SECTION 85(1) OF THE ACT

NOTE: This form is intended as a guideline. A letter or other document may be used if the substantive requirements of this form are complied with.

NOTE: Every report required to be filed under Section 85(1) of the Act shall be sent to the Commission in an envelope addressed to the Commission and marked "Continuous Disclosure".

NOTE: WHERE THIS REPORT IS FILED ON A CONFIDENTIAL BASIS PUT AT THE BEGINNING OF THE REPORT IN BLOCK CAPITALS "CONFIDENTIAL -- SECTION 85", AND EVERYTHING THAT IS REQUIRED TO BE FILED SHALL BE PLACED IN AN ENVELOPE ADDRESSED TO THE SECRETARY OF THE COMMISSION MARKED "CONFIDENTIAL".

Item 1.   Reporting Issuer

          WSI Interactive Corp.

Item 2.   Date of Material Change

          June 23, 2000

Item 3.   Press Release

          The press release was issued on June 23, 2000 and disseminated through Stock Watch, Market News and George Cross News Letter.

Item 4.   Summary of Material Change

          WSi is pleased to announce a private placement of 2.1 million units at $0.73 per unit to raise $1,533,000 in gross proceeds for working capital purposes.

Item 5.   Full Description of Material Change

          WSi is pleased to announce a private placement of 2.1 million units at $0.73 per unit to raise $1,533,000 in gross proceeds for working capital purposes. Each unit shall consist of one share and one warrant to buy one share for $0.91 for a period
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          of two years. The private placement is subject to regulatory approval.
          A finder's fee will be payable in respect of part of the placement. Management anticipates that the placement will close by June 30, 2000.

Item 6.   Reliance on Section 85(2) of the Act

          Nothing in this form is required to be maintained on a confidential basis.

Item 7.   Omitted Information

          Not applicable.

Item 8.   Senior Officer

          James L. Harris, Secretary

          Telephone No. (604) 609-3068

Item 9.   Statement of Senior Officer

          The foregoing accurately discloses the material change referred to herein.


DATED this 23rd day of June, 2000          WSI Interactive Corp.

                                           By: /s/ James L. Harris
                                               ---------------------------
                                               James L. Harris

                                               Secretary
                                               ---------------------------
                                               (Official Capacity)